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                                  Exhibit (11)

                        STERLING BANCORP AND SUBSIDIARIES
                 Statement Re: Computation of Per Share Earnings


                                                                  Three Months Ended                 Six Months Ended
                                                                      June 30,                            June 30,
                                                             ----------------------------------------------------------------
                                                                1995             1994               1995              1994
                                                             ----------       ----------         ----------        ----------
Income for primary earnings per share:
   Net income                                        A       $1,296,564       $  962,404         $2,553,638        $1,872,871
                                                             ==========       ==========         ==========        ==========
Income for fully diluted earnings per share:
      Net income                                             $1,296,564       $  962,404         $2,553,638        $1,872,871
      Add expenses, net of tax effect
         on assumed conversion of
         Convertible Subordinated
         Debentures:
            Interest                                            329,885          218,950             647,141          417,292
            Amortization of bond discount
               and expense                                        3,429            2,874              7,250             5,818
                                                             ----------       ----------         ----------        ----------
      Income for fully diluted shares                 B      $1,629,878       $1,184,228         $3,208,029        $2,295,981
                                                             ==========       ==========         ==========        ==========
Common shares for primary earnings per share:
      Average shares issued                                   6,496,667        6,496,605          6,496,641         6,496,605
      Add assumed conversion at the beginning
         of the period or issuance date if later:
            Stock options                                         2,448           --                  1,399             1,111
            ESOP shares allocated                                26,250           14,037             24,611            12,398
      Less: Average Treasury shares                             150,343          150,393            150,343           150,393
                                                             ----------       ----------         ----------        ----------
      Average common shares for compu-
         tation of primary earnings
         per share (See Note below)                   C       6,375,022        6,360,249          6,372,308         6,359,721
                                                             ==========       ==========         ==========        ==========
Common shares for fully diluted earnings per share:

      Average common shares                                   6,375,022        6,360,249          6,372,308         6,359,721
      Add assumed conversion at the beginning
        of the period of issuance date if later:
         Convertible Subordinated Debentures                 2,349,449         2,176,990          2,349,449         2,176,990
         Series B preferred shares                                2,576            2,576              2,576             2,576
         ESOP shares unallocated                                223,750          235,963            225,389           237,602
         Stock options                                            3,877           --                  2,215               136
                                                             ----------       ----------         ----------        ----------
      Average common shares for computation
         of fully diluted earnings per
         share (See Note below)                       D       8,954,674        8,775,778          8,951,937         8,777,025
                                                             ==========       ==========         ==========        ==========
Per average common share:

   Net income                         (A + C)                $     0.20       $     0.15         $     0.40        $     0.29
                                                             ==========       ==========         ==========        ==========
   Net income assuming full dilution  (B + D)                $     0.18       $     0.13         $     0.36        $     0.26
                                                             ==========       ==========         ==========        ==========


Note:   Based on shares at end of each month.


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